UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 28, 2011
Date of Report (Date of earliest event reported)
__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)
 ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

EXPLANATORY NOTE

Schweitzer-Mauduit International, Inc.(the Company) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on May 2, 2011 (the Original 8-K), to update disclosures made under Item 5.07 regarding the advisory (non-binding) vote on the frequency of shareholder votes on executive compensation.

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on April 28, 2011, the Board of Directors recommended that Shareholders have a non-binding vote on the Company’s executive compensation annually.  However, the Company’s shareholders cast the highest number of votes in favor of holding a non-binding vote on executive compensation every three years.  The actual vote totals are noted below.

Proposal Four – Advisory Vote on the Frequency of Executive Compensation Advisory Vote
	Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
Shareholders vote, on an advisory basis, that the frequency with which they prefer to have a “say-on-pay”	2,272,697	45,264	12,313,481	96,030	1,302,429

Based on these results, the Company’s Board of Directors has decided to hold an advisory (non-binding) vote on executive compensation in conjunction with the proxy for the Company’s annual meeting of stockholders every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Peter J. Thompson
Peter J. Thompson
Executive Vice President, Finance & Strategic Planning

Dated:  June 28, 2011